SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2002

BANK ONE, DELAWARE, NATIONAL ASSOCIATION
(Formerly FIRST USA BANK, NATIONAL ASSOCIATION)
(Originator of the Issuer)

FIRST USA CREDIT CARD MASTER TRUST
(Issuer of the Collateral Certificate)

BANK ONE ISSUANCE TRUST
(Issuer of the Notes)
(Exact name of registrant as specified in its charter)

Laws of the United States	333-67076	51-0269396
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

201 North Walnut Street, Wilmington, Delaware                                                                                                              19801
(Address of principal executive offices)                                                                                                                              (Zip Code)

(302) 594-4000
Registrant’s telephone number, including area code

                                                                                  N/A
(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

On December 9, 2002, UAL Corp., along with certain of its subsidiaries including United Air Lines, filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. As of the beginning of the December 2002 Monthly Period, less than 10% of the assets in the Bank One Issuance Trust are Principal Receivables which arise in accounts which are part of a co-branded program between Bank One and United Airlines whereby cardholders earn air mileage awards related to the amounts charged to such accounts. Bank One cannot predict what effect, if any, the bankruptcy filing may have on the United Airline mileage award program, the co-branded program with Bank One or the benefits available under the air mileage awards. Additionally, Bank One cannot predict what effect, if any, the bankruptcy filing may have on cardholder usage of these co-branded accounts or on the payment rate related to such accounts.

Item 7.    Financial Statements and Exhibits

The following exhibits are filed as a part of this report:

(99.1)	Excess Spread Analysis

(99.2)	Asset Pool One Monthly Servicer’s Certificate

(99.3)	OneSeries Monthly Noteholders’ Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK ONE, DELAWARE, NATIONAL ASSOCIATION
(Formerly FIRST USA BANK, NATIONAL ASSOCIATION),
as Originator of the First USA Credit Card Master Trust
and Bank One Issuance Trust and as Co-Registrant and
as Servicer on behalf of the First USA Credit Card
Master Trust and Bank One Issuance Trust

By:	/s/ MICHAEL J. GRUBB
Name: Michael J. Grubb Title: First Vice President

Date:    December 12, 2002